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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
      Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934



      Date of Report (Date of earliest event reported): October 24, 1997



                          Irvine Sensors Corporation
            (Exact name of registrant as specified in its charter)




          Delaware                      1-8402                 33-0280334
(State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)              File Number)          Identification No.)



                              3001 Redhill Avenue
                          Costa Mesa, California 92626
          (Address of principal executive offices, including Zip Code)


                                 (714) 549-8211
              (Registrant's telephone number, including area code)
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Item 2.             Acquisition or Disposition of Assets

          On August 22, 1997 Irvine Sensors Corporation (the "Company") entered into a Settlement Agreement (hereinafter the "Settlement") with International Business Machines Corporation, a New York corporation ("IBM") to terminate the amended Office, Manufacturing Facility, and Equipment Lease Agreement (hereinafter the "Lease Agreement") executed on or about April 19, 1996. In accordance with provisions of the Lease Agreement governing the termination of the Lease Agreement, the Company, among other things, was required to quit and surrender all premises leased under the Lease Agreement, cease all operations under the Lease Agreement, remove all Company owned equipment, and clean and restore all leased premises to their original condition.

          In accordance with the provisions of the Settlement, the Company ceased operations at the IBM facility and worked to restore the leased premises to their original condition. As part of the process, the Company formed a plan to dispose of all equipment acquired from IBM in April 1996 and other fixed assets purchased and/or constructed at the IBM facility. These assets had a net book value approximating $7.5 million. Approximately $7.0 million of the equipment was disposed of in a public auction, the proceeds of which approximated $1.1 million. The transaction resulted in a loss on disposal approximating $5.9 million during the fourth quarter of fiscal year ended September 28, 1997. The proceeds of the disposition were used to reduce the principal of a loan collateralized by the equipment, and the Company is currently negotiating with the lender regarding retirement, restructuring, or refunding of the approximately $1.7 million balance of the loan. There can be no assurances as to the outcome of these negotiations.

          The remaining assets with a net book value approximating $500,000 located at the Company's other Vermont facility are being utilized to complete work under an existing contract. The Company is investigating the transfer and utilization of the remaining assets for future production at its Costa Mesa facility.

          The public auction of assets was performed by Advanced Asset Services, Inc. during September 1997. The settlement of the auction, the related proceeds, and the removal and restoration of the facility was completed on October 24, 1997.
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                                   SIGNATURES

          Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  November 3, 1997

                                        IRVINE SENSORS CORPORATION



                                        By:  /s/  John J. Stuart, Jr.
                                             ------------------------
                                             John J. Stuart, Jr.
                                             Vice President and
                                             Chief Financial Officer